Exhibit 10.17

●	YOU MAY NOT MAKE ANY CHANGES TO THIS AGREEMENT WITHOUT PRIOR DISCUSSION WITH THE COMPANY.

●	YOU WILL HAVE TWENTY-ONE (21) DAYS AFTER YOU RECEIVE THIS AGREEMENT TO SIGN IT, AND SEVEN (7) DAYS TO REVOKE IT, BUT IF YOU REVOKE IT YOU WILL NOT RECEIVE THE BENEFITS DESCRIBED.

AGREEMENT AND GENERAL RELEASE OF CLAIMS

This Agreement and General Release of Claims (the “Agreement”) is made and entered into by and between Amgen Inc., including its subsidiaries and related or affiliated companies (together, “Amgen” or “Company”), and the employee whose name and signature appear at the end of this Agreement (“Employee”). Employee’s employment in any capacity with the Company will terminate on the termination date set forth in the Statement of Benefits attached as Appendix A to this Agreement (the “Termination Date”), subject to earlier termination as provided in Paragraph 1.2 below. If Employee timely executes and does not timely revoke this Agreement, the Effective Date of this Agreement is the eighth day after Employee executes this Agreement.

1.	BENEFITS

1.1	Irrespective of whether this Agreement becomes effective, Employee will receive the following benefits to which he is entitled as an executive employed by the Company as of December 31, 2013:

1.1.1
EIP Bonus for 2013: If the Company pays awards to active Company executives for performance in 2013 under the Executive Incentive Plan (“EIP”), Employee shall be eligible to receive an EIP award for performance during that plan year equal to the product of (a) Employee’s eligible earnings in 2013 (as determined in the sole discretion of the EIP administrator); and (b) Employee’s target bonus percentage of ninety percent (90%); and (c) the Company’s performance against established goals for 2013. If the EIP calculation just described results in an EIP award being owed to Employee, and if approved by the Compensation and Management Development Committee of the Amgen Board of Directors, the EIP award shall be paid at the same time as EIP payments for 2013 are made to other executives. Employee further acknowledges and agrees that Employee shall not be entitled to participate in the EIP with respect to any plan year not set forth in this Subparagraph.

1.1.2
Performance Award Program:   Employee is eligible to participate in the Company’s Performance Award Program (the “Program”) for the 2011-2013 performance cycle pursuant to the terms of the Program and Employee’s performance unit agreement.  Employee acknowledges that any award to be made to Employee under the Program for the 2011-2013 performance cycle will be made to Employee on or about the same date as the Program benefits are awarded to current Amgen staff members.  Employee further acknowledges and agrees that Employee shall not be entitled to participate in the Program with respect to any performance cycle not set forth in this Subparagraph.

1.2
Continued Employment: If Employee signs and does not revoke this Agreement, Amgen agrees to employ Employee from the Effective Date through the Termination Date. During this period of continued employment, Employee will no longer be Chief Financial Officer of the Company but shall serve in a non-executive capacity with the title of “Executive Vice President” reporting to the Company’s Chief Executive Officer and shall: (a) be permitted to pursue a job search; (b) perform such duties as may be assigned to Employee by the Company’s Chief Executive Officer; and (c) continue to receive the same salary and be eligible for the same benefits that Employee received and was eligible for as of the Effective Date. On Employee’s Termination Date, Amgen shall pay Employee all monies due for all earned but unpaid wages through the Termination Date and all earned, but unused vacation days Employee accrued through the Termination Date, as required by law. Employee shall not be eligible for any bonus or equity awards for services performed in 2014.

Amgen reserves the right to terminate Employee’s employment before the Termination Date if Amgen reasonably determines that Employee: (i) committed an intentional act or acted with gross negligence that materially injured the business of the Company; (ii) intentionally refused or failed to follow lawful and reasonable directions of the Company’s Chief Executive Officer; (iii) engaged in gross negligence with regard to performance of Employee’s duties for the Company; or (iv) failed to follow laws, statutes, regulations, or Amgen policies applicable to the performance of Employee’s duties for the Company. Before making this determination, the Company shall provide Employee written notice of any such potential determination and a twenty (20) day period to respond and cure, if curable; provided that the Company may require a shorter response period if required to meet any legal obligations of the Company or if the Company determines that such shorter period is necessary to protect the Company from material harm.

1.2.1
Vesting of Prior Equity Awards:   If Employee remains employed through the Termination Date, Equity awards previously granted to Employee shall vest in accordance with their terms through the Termination Date. Employee acknowledges that Employee’s right to the vesting of any equity awards that have not vested according to their terms prior to the Termination Date shall end and all such remaining awards shall be cancelled.

1.3	If Employee timely signs this Agreement and the Re-Execution Agreement attached as Appendix B and does not revoke those agreements, Employee will receive the benefits set forth below:

1.3.1
Cash Severance Payment: Amgen will pay Employee a cash severance payment in the gross amount set forth in the Statement of Benefits, less withholdings as required or permitted by law. This payment will be made within thirty (30) days, or as soon as administratively practicable, after the Re-Execution Agreement’s Effective Date (as defined in the attached Re-Execution Agreement). In no event will the payment due hereunder be made later than March 15th of the calendar year after the year in which Employee terminates employment. Amgen will send this cash severance payment to

Employee’s last home address on file in Amgen’s records. The cash severance payment does not include monies Amgen has paid or will pay Employee in accordance with applicable law for all earned but unpaid wages through the Termination Date and all earned but unused vacation days Employee accrued through the Termination Date, which shall be payable irrespective of whether Employee executes this Agreement.

1.3.2
Cash Payment for Unvested Equity Grant in October 2010: In consideration of (a) proportional service during the vesting period, (b) services prior to the Termination date, including transitioning Employee’s responsibilities, and (c) the covenants and undertakings contained in this Agreement and Employee’s reaffirmation of his obligations under the Proprietary Information and Inventions Agreement (“PIIA”), Employee will receive a cash payment equal to the pro-rated value of the currently unvested 25,000 restricted stock units and unvested 43,750 stock options of the new-hire equity grant made to the Employee in October 2010 calculated by using the number of full months between the October 2010 grant and the Termination Date as the numerator (determined by using the date of the actual termination of Employee’s employment), a denominator of forty-eight (48) months, and an Amgen share price of $113.00 for each of the restricted stock units and the difference between an Amgen share price of $113.00 less the stock option exercise price of $57.27 for each stock option. Employee’s right to the payment specified in this Paragraph 1.3.2 is contingent on (i) Employee’s execution and non-revocation of this Agreement and the Re-Execution Agreement, and (ii) Employee’s continued compliance with Employee’s obligations under this Agreement and the PIIA. This payment, less withholdings as required or permitted by law, will be made within thirty (30) days, or as soon as administratively practical, after the Effective Date of the Re-Execution Agreement. In no event will the payment due under this Paragraph 1.3.2 be made later than March 15th of the calendar year after the year in which Employee terminates employment. Amgen will send this payment to Employee’s last home address on file in Amgen’s records.

1.3.3
COBRA: If Employee and/or Employee’s eligible dependents timely elect Consolidated Omnibus Budget Reconciliation Act (“COBRA”) coverage under Amgen’s group health plan(s), Amgen will pay the cost of such COBRA coverage for each person who is eligible and who timely elects to receive such coverage from the Termination Date until the earliest of (a) the number of months set forth in the Statement of Benefits; (b) the date on which the covered person no longer qualifies for COBRA coverage; (c) the date on which the covered person is eligible for group health plan coverage offered by a subsequent employer of Employee or the employer of Employee’s spouse or domestic partner; or (d) in the case of Employee’s eligible dependents, the date on which such dependents cease to be eligible dependents under the terms of Amgen’s group health plan(s). Employee represents and warrants that Employee currently is not eligible for another employer’s, spouse’s or domestic partner’s health plan. Employee further agrees that if Employee becomes eligible for a subsequent employer’s, spouse’s or domestic partner’s health plan while Employee or any dependent is receiving Company-paid COBRA coverage, Employee will notify Amgen’s COBRA administrator of the date Employee becomes eligible for the subsequent plan within thirty (30) days of the date Employee learns of such eligibility.

1.3.4	Outplacement Services: Amgen will pay the fees for outplacement services with a provider selected by Amgen. Employee must commence such services within thirty

(30) days of the Termination Date and such services will be provided for the number of months set forth in the Statement of Benefits.

2.	COMPLETE RELEASE

2.1
Release: In exchange for the consideration set forth in this Agreement, the adequacy of which Employee acknowledges, Employee irrevocably and unconditionally releases all the claims described below that Employee may have against the following persons or entities (the “Releasees”): Amgen; all of Amgen’s subsidiaries, related or affiliated companies; all of Amgen’s and its subsidiaries’ and related or affiliated companies’ predecessors and successors; and, with respect to each such entity, all of its past and present employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit plans and programs (and the trustees, administrators, fiduciaries and insurers of such plans and programs) and any other persons acting by, through, under or in concert with any of the persons or entities listed in this Subparagraph.

2.2
Claims Released: Except as provided in Paragraph 2.4 of this Agreement, Employee releases (i.e., gives up) all known and unknown claims that Employee presently has against the Releasees. The claims released include all claims, promises, offers, debts, causes of action or similar rights of any type or nature Employee has or had against Releasees, including but not limited to those that in any way relate to: (a) Employee’s employment with the Company or the termination of Employee’s employment; (b) any claims for any type of compensation or benefits payable under any employee benefit, Company stock, compensatory or severance-related plan, arrangement or agreement; (c) any claims to attorneys’ fees; (d) any claims arising out of or relating to Amgen’s loan program, including without limitation, any loan agreement or promissory note facilitated by the Company and/or reflecting any monetary amount that Employee owes to the Company (“Amgen Note”) and any origination and servicing activities related thereto; and (e) any other claims or demands Employee may have on any basis against the Releasees. The claims released, for example, may have arisen under any of the following statutes or common law doctrines:

2.2.1
Anti-Discrimination Statutes, such as Title VII of the Civil Rights Act of 1964; § 1981 of the Civil Rights Act of 1866 and Executive Order 11246; the Equal Pay Act; the Americans With Disabilities Act and § 503 and § 504 of the Rehabilitation Act of 1973; the Genetic Information Nondiscrimination Act of 2008; the California Fair Employment and Housing Act; the West Virginia Human Rights Act; and any other federal, state or local law or regulation prohibiting retaliation or discrimination on the basis of race, color, national origin, religion, gender, disability, age, marital status, sexual orientation, gender identity, genetic information or any other protected characteristic.

2.2.2
Other Federal and State Statutes, such as the following federal statutes and their state and local counterparts: the Worker Adjustment and Retraining Notification Act and its equivalent under California law (California Labor Code §§ 1400, et seq.); the Family and Medical Leave Act of 1993 and the California Family Rights Act; the False Claims Act; the New Jersey Conscientious Employee Protection Act; the Fair Credit Reporting Act; the Uniform Services Employment and Reemployment Rights Act; the Occupational Safety and Health Act; and the Employee Retirement Income Security Act of 1974 (“ERISA”), including any claims on behalf of an ERISA plan.

2.2.3
Other Laws, such as laws restricting an employer’s right to terminate employees or otherwise regulating employment; enforcing express or implied employment contracts, or requiring an employer to deal with employees fairly or in good faith; California Labor Code §§ 200, et seq., or any other state statute or regulation that lawfully can be released relating to salary, commission, compensation, benefits and other matters; California Business & Professions Code §§ 17200, et seq., or any other state statute or regulation relating to unfair competition; California Private Attorneys General Act, California Labor Code § 2699, or any other state statute or regulation relating to the private enforcement of state labor codes; any applicable California Industrial Welfare Commission Order; any applicable federal, state or local statute or regulation relating to consumer financial services; and any other federal, state or local laws, whether based on statute, regulation or common law, providing recourse for alleged wrongful discharge, physical or personal injury, emotional distress, fraud, unfair competition, negligent misrepresentation, libel, slander, defamation and similar or related claims.

2.2.4	Age Discrimination in Employment Act:

2.2.4.1
Employee acknowledges and agrees that by signing this Agreement, in addition to the matters discussed above, Employee is waiving and releasing any and all claims or rights Employee may have under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), that this waiver and release is knowing and voluntary, and that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled as an employee of the Company.

2.2.4.2
Employee acknowledges and understands that Employee is advised that: (a) Employee should consult with an attorney (at Employee’s own expense) prior to executing this Agreement (Employee understands that whether Employee consults an attorney or not is Employee’s decision); (b) this Agreement does not waive or release any rights or claims Employee may have under the ADEA that may arise after Employee executes this Agreement; and (c) (i) Employee has at least twenty-one (21) days in which to consider this Agreement; (ii) Employee has seven (7) days following execution of this Agreement to revoke this Agreement (to be effective, any revocation must be received in writing by the Company by 12:00 a.m. Pacific Standard Time on the eighth day); and (iii) this Agreement shall not be effective until the revocation period has expired.

2.3
Known and Unknown Claims; Suspected and Unsuspected Claims: This Agreement covers both claims that Employee knows about or suspects, as well as those Employee does not know about or suspect. Employee expressly waives all rights afforded by any statute that limits the effect of a release with respect to unknown and unsuspected claims, including § 1542 of the Civil Code of the State of California, and any other similar state laws, which states as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR [EMPLOYEE] DOES NOT KNOW OR SUSPECT TO EXIST

IN HIS OR HER [EMPLOYEE’S] FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER [EMPLOYEE] MUST HAVE MATERIALLY AFFECTED HIS OR HER [EMPLOYEE’S] SETTLEMENT WITH THE DEBTOR [EMPLOYER].”

2.4
Claims Not Released: This Agreement does not release: (a) claims for vested benefits under the Amgen Retirement and Savings Plan, the Amgen Nonqualified Deferred Compensation Plan or the Amgen Inc. Supplemental Retirement Plan, that are unpaid as of the Termination Date; (b) Employee’s ability to seek reimbursement for Eligible Medical Expenses (as defined in the Retiree Medical Savings Account Plan (“RMSA”)) from benefit amounts vested under the RMSA, if applicable; (c) Employee’s claims for payment of earned and unpaid wages due on Employee’s final paycheck (if any) or reimbursement of business expenses owed to Employee pursuant to California Labor Code § 2802 or the equivalent law in the relevant jurisdiction; (d) any of Employee’s rights pursuant to the terms of any grant agreements in connection with the grants of stock options, restricted stock, restricted stock units or performance units made to Employee by the Company under a Company stock plan; (e) Employee’s right, if any, to claim government-provided unemployment benefits or workers compensation benefits; (f) Employee’s right to enforce this Agreement; (g) any other claim or legal right that as a matter of law cannot be released or abridged by private agreement between the Company and Employee; (h)any rights or claims to indemnification or limitation of liability protections Employee may have under the certificate of incorporation, bylaws or other governance documents of the Company or any other corporation, partnership, joint venture, trust or other enterprise the Employee may have served as a director, officer, employee, trustee or agent; and (i) any rights or claims Employee may have under officer and director insurance policies or other insurance policies of the Company or any other corporation, partnership, joint venture, trust or other enterprise the Employee may have served as a director, officer, employee, trustee or agent.

2.5	Ownership of Claims: Employee represents that Employee has not assigned or transferred, or purported to assign or transfer, all or any part of any claim released by this Agreement.

3.	EMPLOYEE’S PROMISES
In addition to the release of claims provided for in Paragraph 2, Employee also agrees to the following:

3.1	Employee’s Representations:

3.1.1
Employee represents and warrants that Employee has not breached and will not breach any portion of the PIIA or any similar agreements that Employee may have executed at the Company or any of its predecessors. Employee further acknowledges that the PIIA remains in full force and effect and contains obligations surviving the termination of Employee’s employment. Employee hereby reaffirms Employee’s understanding of those surviving obligations.

3.1.2
Employee represents and warrants that, with the exception of any pending claims for Workers’ Compensation benefits that have been submitted in writing to the Company prior to the Company issuing notice to Employee of Employee’s termination, Employee has not suffered any job-related injury for which Employee might be entitled to compensation or relief.

3.1.3
Employee represents and warrants that, under the Family and Medical Leave Act of 1993, as amended, and/or any state or local counterpart (collectively, “FMLA”), Employee (a) has received all leave required and currently does not, and in the past did not, have any claim for denial of any such leave, and (b) does not claim that the Company violated or denied Employee rights under the FMLA or retaliated against Employee in any way for exercising rights under the FMLA.

3.1.4
Employee represents and warrants that, except as set forth in this Agreement, Employee has received all benefits and other payments from the Company to which Employee is or would be entitled and that the Company has no additional outstanding obligations to Employee other than those expressly set forth in this Agreement.

3.1.5
Employee represents and warrants that Employee is not aware of any facts that would establish, tend to establish or in any way support an allegation that any Releasee has engaged in conduct that Employee believes could violate: (1) any provision of federal law relating to fraud (including but not limited to the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and/or any state or local counterpart); (2) the Securities Exchange Act of 1934 or any rule or regulation of the Securities and Exchange Commission; (3) the federal False Claims Act and/or any state or local or municipal qui tam counterpart (which prohibit the presentation by the Company or any affiliate of false claims and statements or the creation of false records or statements in order to obtain payment of federal, state, county or municipal funds, or to avoid refunds of such government funds); and (4) any other federal, state or local law.

3.1.6
Employee represents that Employee will return to the Company on or before the Termination Date all Company property (physical or electronic) in reasonable condition, including but not limited to all files, memoranda, documents, records, copies of the foregoing, automobiles, credit cards, keys, badges, business cards, library books, key fobs, computers, laptops, removable media or other portable storage devices (e.g., USB drives), cell phones, telephones, pagers and personal digital assistants (PDAs) in Employee’s custody or control; and that Employee has not compromised, corrupted, misappropriated, damaged or inappropriately shared, uploaded or downloaded data belonging or relating to the Company’s computer systems or its business. Employee further represents that (a) Employee will pay any outstanding balance on Employee’s Company-provided credit or debit card prior to the Termination Date and, if such balance is not paid by the Termination Date, the Company may deduct any monies owed from the Cash Severance Payment set forth in Subparagraph 1.3.1; and (b) all requests for reimbursement of business expenses covered by California Labor Code § 2802 will be submitted in accordance with Company policy prior to the Termination Date.

3.2
No Pursuit of Released Claims: Employee promises never to file, prosecute, or join a lawsuit or other complaint or charge asserting claims that are released by this Agreement, including claims brought on behalf of Employee in a class, collective or representative action. If Employee has filed, submitted or caused to be filed or submitted any such charge, claim or complaint, Employee has, on or before the date when Employee signs this Agreement, submitted a written request to the court or agency requesting the dismissal or withdrawal of that charge, claim or complaint with prejudice, and Employee has attached a copy of the request for dismissal or withdrawal hereto. Notwithstanding the foregoing, this Agreement does not (a) limit or affect Employee’s right to challenge the validity of this Release under the ADEA or Older Workers Benefit Protection Act or (b) preclude Employee from filing an administrative charge or otherwise communicating with any other federal, state or local government office, official or agency. Employee promises never to seek or accept any damages, remedies or other relief for Employee personally with respect to any claim released by Paragraph 2 of this Agreement.

3.3
Assignment of Qui Tam Proceeds: In order to ensure that Employee has complied with his or her obligations under this Agreement, and to the fullest extent permitted by law, Employee irrevocably assigns to the federal government, or relevant state or local government, any right Employee may have to any proceeds, bounties or awards in connection with any claims filed by or on behalf of the government under any laws, including but not limited to, the False Claims Act and/or the Dodd-Frank Act (and/or any state or local counterparts of these federal statutes or any other federal, state or local qui tam or “bounty” statute) against the Releasees. Employee also represents and promises that Employee will deliver any such proceeds, bounties or awards to the United States government (or other governmental unit entitled by reason of the assignment to have them).

3.4
No Future Employment: Employee understands that Employee’s employment with the Company will terminate as of the Termination Date, and Employee promises never to seek employment with the Company in the future (including but not limited to employment as an employee or engagement as a consultant, temporary employee or contractor).

3.5
References/Inquiries: Employee will direct all third-party inquiries regarding Employee’s employment to “The Work Number” at 1-800-367-5690. Employee understands that The Work Number shares the following information about Employee: the dates of Employee’s employment at the Company and the last position Employee held as a Company employee.

3.6
Employee Not to Harm the Company: Employee agrees not to criticize, denigrate or otherwise disparage the Company, any other Releasee, or any of the Company’s products, processes, experiments, policies, practices, standards of business conduct or areas or techniques of research; provided, however, that nothing in this Agreement will prohibit Employee from (a) complying with any valid subpoena or court order in accordance with this Agreement; or (b) initiating or cooperating with any official government investigation.

3.7
Transition Services: Employee agrees to reasonably assist the Company in transitioning his responsibilities and with matters that arose during his tenure with the Company. For services rendered subsequent to the Termination Date, the Company will compensate Employee at the rate of $1,200 hour for his time in providing these services. In rendering these services following the Termination Date, Employee acknowledges that he will be functioning as an independent contractor and will not be an employee of the Company, nor will Employee be entitled to any benefits other than those expressly set forth in this Agreement.

3.8
Agreement to Cooperate With the Company: Employee agrees to cooperate with the Company in any formal or informal legal matters in which Employee is named as a party or about which Employee has knowledge relevant to the matter. Employee acknowledges and agrees that such cooperation includes executing declarations or similar documents; testifying or otherwise appearing at depositions, arbitrations or court hearings; and preparing for the above-described or similar activities. Employee understands that Employee will receive no additional compensation for Employee’s cooperation beyond that expressly provided in this Agreement, with the exception of reasonable out-of-pocket expenses pre-approved by the Company, and that Employee in rendering such services will not be an employee of the Company.

3.9
Resignation: To the extent Employee has not already done so prior to the Termination Date, Employee resigns from any officer or director position he holds with the Company effective as of the Termination Date.

3.10
Agreement to Notify Company Prior to Providing Company Information: In the event Employee receives notice that Employee is required to provide testimony or information in any context about the Company and/or any Releasee (related to Releasee’s work for the Company) to any third party (excluding government entities), Employee agrees to inform the Office of the General Counsel of Amgen Inc. in writing at One Amgen Center Drive, Mail Stop 38-5-A, Thousand Oaks, CA 91320-1799 within 24 hours of receiving such notice. Employee, thereafter, agrees to cooperate with the Company in responding (if necessary) to such legal process. To the extent legally permissible, Employee also agrees not to testify or provide any information if the Company has informed Employee of its intent to contest the validity or enforceability of any request, subpoena or court order until such time as the Company has informed Employee in writing that it consents to Employee’s testimony or has fully exhausted its efforts to challenge any such request, subpoena or court order. If Employee is required to provide testimony about the Company, Employee shall testify truthfully at all times.

4.	COMPANY’S PROMISES

4.1
Non-disparagement: The Company agrees not to issue any statements that criticize, denigrate or otherwise disparage Employee; provided however, that nothing in this Agreement will prohibit the Company from (a) complying with any valid subpoena or court order, (b) initiating or cooperating with any official government investigation, (c) making any statements to its outside auditors or attorneys, or (d) making such public disclosures as it determines in its sole discretion are required by law.

4.2
Indemnification: The Company will not amend indemnification provisions in its bylaws in a manner that is adverse to Employee and does not generally apply to all directors, officers, employees or agents.

4.3
Claims Against Employee: Neither the Company nor any other corporation, partnership, joint venture, trust or other enterprise the Employee may have served as a director, employee, trustee or agent currently is aware of any claims it or they may have against Employee.

5.	NON-ADMISSION OF LIABILITY

The Company does not believe or admit that it or any other Releasee has done anything wrong and specifically disclaims any liability to Employee. Employee agrees that this Agreement shall not be admissible in any forum for any purpose other than the enforcement of its terms or challenge to its validity.

6.	TAX TREATMENT

6.1
Tax Responsibility: Employee acknowledges and agrees that Employee, and not the Company, will be solely responsible for any taxes imposed upon Employee as a result of entering into this Agreement (except for those payroll taxes paid by the Company). Any payments or benefits paid to Employee will be reported to taxing authorities as the Company deems appropriate.

6.2	409A:

(i)
"Section 409A Threshold” shall mean an amount equal to two times the lesser of (i) Employee’s base salary for services provided to Amgen and any Amgen Affiliate as an employee for the calendar year preceding the calendar year in which Employee has a Separation from Service; or (ii) the maximum amount that may be taken into account under a qualified plan in accordance with Internal Revenue Code Section 401(a)(17) for the calendar year in which the Employee has a Separation from Service. In all events, this amount shall be limited to the amount specified under Treasury Regulation Section 1.409A-1(b)(9)(iii)(A) or any successor thereto.

(ii)
“Separation from Service” shall mean a “separation from service” with Amgen (including any Amgen affiliate) within the meaning of Code Section 409A (and regulations issued thereunder). Notwithstanding anything herein to the contrary, the fact that Employee is treated as having incurred a Separation from Service under Code Section 409A and the terms of this Agreement shall not be determinative, or in any way affect the analysis, of whether Employee has retired, terminated employment, separated from service, incurred a severance from employment or become entitled to a distribution, under the terms of any retirement plan (including pension plans and 401(k) savings plans) maintained by Amgen (including by an Amgen affiliate).

(iii)
“Specified Employee” shall mean a “specified employee” under Code Section 409A (and regulations issued thereunder). If the Employee is a "specified employee" as such term is defined for purposes of Section 409A, to the extent necessary to avoid imposition of penalties under Section 409A on either Amgen or the Employee, no payment of deferred compensation shall be made to such Employee for the first six months following a Separation from Service, but shall be accumulated and paid on the first day of the seventh month following such separation, with remaining payments, if any, paid in accordance with the otherwise applicable payment terms.

(iv)
Section 409A Compliance. To the extent that a payment or benefit under this Agreement is subject to Code Section 409A, it is intended that this Agreement as applied to that payment or benefit comply with the requirements of Code Section 409A, and the Agreement shall be administered and interpreted consistent with this intent. Each payment of Salary Continuation and Bonus on each regular salary payroll date, and each other payment of other Severance Benefits occurring on a particular date, shall be treated as a separate “payment,” as defined in Treasury Regulations Section 1.409A-2(b)(2), for purposes of Code Section 409A.

7.	ENFORCEMENT

7.1
General Consequences: If any of Employee’s representations in this Agreement or the Re-Execution Agreement are materially false or if Employee commits a material breach of any of Employee’s promises in this Agreement and the Re-Execution Agreement, for example, and without limiting the generality of the foregoing, (a) by failing to fulfill Employee’s obligations under Paragraphs 3.7 and 3.8 of this Agreement to cooperate and provide transition services, (b) by committing a material breach of the PIIA, or (c) by bringing a lawsuit based on claims that Employee has released, Employee (i) shall forfeit all right to future benefits under this Agreement; (ii) upon the Company’s demand shall repay all benefits previously received pursuant to Paragraph 1.3.1 of this Agreement, and (iii) shall pay reasonable attorneys’ fees and all other costs incurred as a result of Employee’s breach or false representation, such as the cost of defending any suit brought with respect to a released claim by Employee. In addition to the remedies provided above, if Employee breaches this Agreement or the Re-Execution Agreement by bringing suit based on claims that Employee has released, then Employee shall also be required to repay the benefits received under Paragraph 1.3.2 of this Agreement; provided however, that five percent (5%) of the payment set forth in Paragraph 1.3.2 of this Agreement will be exempt from this repayment provision and will constitute consideration for the release of claims set forth in Paragraph 2. This Paragraph shall not be applicable to challenges to the validity of this Agreement or the Re-Execution Agreement under the ADEA or Older Workers Benefit Protection Act (“OWBPA”), nor will the Company seek any damages of any sort against Employee for Employee’s having made such a challenge to the validity of this Agreement or the Re-Execution Agreement under the ADEA or OWBPA. The Company agrees to provide Employee with notice of any breach that it believes triggers the remedies set forth in this Paragraph 7.1 and provide Employee with ten (10) days within which to cure the breach to the extent the breach is curable.

7.2
Injunctive Relief: Employee further agrees that the Company would be irreparably harmed by any actual or threatened breach of this Agreement, including but not limited to failure to fulfill Employee’s obligations under Paragraphs 3.7 and 3.8 of this Agreement and Employee’s use or disclosure of information that is prohibited by the PIIA and this Agreement, and that the Company shall be entitled to an injunction prohibiting Employee from continuing or committing any such violation, including temporary and preliminary injunctive relief in advance of any permanent injunction.

8.	CHOICE OF LAWS

This Agreement will be governed by, and will be construed and enforced in accordance with, the substantive laws of the state where Employee last worked for the Company, without regard to principles of conflicts of laws, as applied to contracts entered into and to be performed entirely within such state by its residents.

9.	SUCCESSORS; IMPLEMENTATION

9.1
Successors and Assigns: This Agreement will bind Employee’s heirs, administrators, representatives, executors, successors and assigns, and will inure to the benefit of all Releasees and their respective heirs, administrators, representatives, executors, successors and assigns.

9.2	No Assignment: Employee’s rights, duties or obligations under this Agreement may not be assigned, delegated or transferred.

9.3	Interpretation: This Agreement will be construed as a whole according to its fair meaning, and not strictly for or against any of the parties.

9.4	Counterparts: This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

9.5
Implementation: The Company and Employee both agree that, without the receipt of additional consideration, they will sign and deliver any documents and do anything else that is necessary in the future to make the provisions of this Agreement effective.

10.	ENTIRE AGREEMENT

10.1
Entire Agreement: This Agreement (including any Appendices), any Publication Election Form, the PIIA, any agreements granting stock options, restricted stock units, performance units, or other awards to Employee under any Company stock plan, any arbitration agreement between the Company and Employee and any Amgen Note: (a) comprise the entire agreement between the Company and Employee relating to Employee’s termination of employment and the subjects covered in this Agreement; and (b) supersede any prior or contemporaneous agreement, arrangement or understanding on their subject matter. None of them may be modified or cancelled in any manner except by a writing signed by Amgen’s Senior Vice President of Human Resources, or his or her designee, and Employee.

10.2
No Additional Promises: Employee acknowledges that the Company has made no representations or promises to Employee on subjects covered in this Agreement other than those contained in this Agreement and that Employee is not relying on any such representations or promises when signing this Agreement.

10.3
Review and Consent: Employee acknowledges and agrees that Employee was given a copy of this Agreement and has carefully read it and understands it, that Employee has been given the opportunity to consult with Employee’s attorney regarding this Agreement, and that Employee has entered into this Agreement voluntarily and with full knowledge of its final and binding effect. In addition, Employee represents and warrants that Employee has at no time felt compelled, obligated or pressured in any manner, by any person or entity affiliated with the Company, to execute to this Agreement.

10.4
Severability: The provisions of this Agreement are severable. If any one or more of its provisions are held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not be affected or impaired in any way; provided, however, that if the release of claims in Paragraph 2 of this Agreement is found to be invalid, illegal or unenforceable in its entirety for any reason, the Agreement shall be void and Employee shall immediately tender back, by certified check delivered to Amgen, all payments (if any) received under Paragraph 1.3.1 and 1.3.2 of this Agreement.

SIGNATURE PAGE

INSTRUCTIONS

●	You are advised to consult with an attorney, at your own expense, before you sign this Agreement.

●
You must (a) sign and date this Agreement and print or type your name and Staff ID number where indicated below, and (b) return the original fully executed Agreement so that it is received by ELG Access, Amgen Inc., One Amgen Center Drive, Mail Stop 28-2-B, Thousand Oaks, California 91320-1799, within five (5) business days of the date on which you signed it.

●	You have up to twenty-one (21) days after receiving this Agreement to consider and sign it, although you may waive this time period by signing it sooner.

●	You have another seven (7) days after signing this Agreement in which to revoke this Agreement, and this Agreement does not take effect until that seven-day period has ended.
Please read this Agreement carefully. It contains a release of all known and unknown, suspected and unsuspected claims.
Acknowledged and Agreed:
EMPLOYEE

/s/ JONATHAN PEACOCK	107204
Employee’s Signature	Employee’s Staff ID Number

Jonathan Peacock	1/9/14
Employee’s Name (Print or Type)	Date

AMGEN INC.

/s/ STUART TROSS
By:	Stuart Tross
Senior Vice President, Human Resources

APPENDIX A -- STATEMENT OF BENEFITS
Employee Name: Jonathan M. Peacock
Employee No.: 107204
Termination Date: May 2, 2014
The benefits set forth below in this Statement of Benefits are subject to all provisions of the Agreement and General Release of Claims:

1.	Cash Severance Payment: Two Million Six Hundred Thousand Dollars ($2,600,000)

2.COBRA: Up to Eighteen (18) Months of Company-paid COBRA coverage commencing as of Employee’s Termination Date

3.	Outplacement Services: Twelve (12) Months

APPENDIX B

RE-EXECUTION AGREEMENT
I will receive the benefits set forth in Paragraphs 1.3.1, 1.3.2, 1.3.3, and 1.3.4 of the Agreement and the corresponding sections of the Statement of Benefits, minus all applicable taxes, withholdings and deductions required by law, only after I execute this Re-Execution Agreement after my Termination Date by the deadline stated in the boxed text in this Re-Execution Agreement immediately below, and do not revoke my re-execution. I may revoke my execution of this Re-Execution Agreement (but not my original execution of the Agreement) as provided for in the boxed text in this Re-Execution Agreement immediately below. By signing this Re-Execution Agreement, I am reaffirming my obligations under the Agreement and the complete release of claims set forth in Paragraph 2 of the Agreement such that the release and waiver of all claims set forth in Paragraph 2 of the Agreement runs through the date of my execution of this Re-Execution Agreement. I understand that by signing this Re-Execution Agreement, I am releasing and waiving all claims released and waived under Paragraph 2 of the Agreement that may have accrued through the date of my execution of this Re-Execution Agreement.

This Re-Execution Agreement covers both claims that Employee knows about or suspects as well as those Employee does not know about or does not suspect.  Employee understands the significance of Employee’s release of unknown and unsuspected claims and Employee’s waiver of statutory protection against a release of unknown claims and/or unsuspected claims.  Employee expressly waives all rights afforded by any statute which limits the effect of a release with respect to unknown and unsuspected claims.  Employee expressly waives the protection of § 1542 of the Civil Code of the State of California and any other similar state laws.  Section 1542 of the Civil Code of the State of California states as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR [EMPLOYEE] DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER [EMPLOYEE’S] FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER [EMPLOYEE] MUST HAVE MATERIALLY AFFECTED HIS OR HER [EMPLOYEE’S] SETTLEMENT WITH THE DEBTOR [EMPLOYER].”

Employee represents that Employee has returned to the Company all Company property (physical or electronic) in reasonable condition, including but not limited to all files, memoranda, documents, records, copies of the foregoing, automobiles, credit cards, keys, badges, business cards, library books, key fobs, computers, laptops, removable media or other portable storage devices (e.g., USB drives), cell phones, telephones, pagers and personal digital assistants (PDAs) in Employee’s custody or control; that Employee has updated, signed and returned to the Company any and all lab notebooks, including Research and Translational Sciences notebooks; and that Employee has not compromised, corrupted, misappropriated, damaged or inappropriately shared, uploaded or downloaded data belonging or relating to the Company’s computer systems or its business. Employee further represents that (a) Employee has paid any outstanding balance on Employee’s Company-provided credit or debit card prior to the Termination Date and, if such balance is not paid by the Termination Date, the Company may deduct any monies owed from the Cash Severance Payment set forth in Subparagraph 1.3.1; and (b) all requests for reimbursement of business expenses covered by California Labor Code § 2802 have been submitted in accordance with Company policy prior to the Termination Date.

Remainder of page left blank

INSTRUCTIONS

●	YOU MAY NOT SIGN THIS RE-EXECUTION AGREEMENT UNTIL THE DAY FOLLOWING YOUR TERMINATION DATE.

●
YOU MAY NOT MAKE ANY CHANGES TO THE TERMS OF THIS RE-EXECUTION AGREEMENT. BEFORE SIGNING THIS RE-EXECUTION AGREEMENT, READ IT CAREFULLY, AND THE COMPANY SUGGESTS THAT YOU DISCUSS IT WITH YOUR ATTORNEY (AT YOUR OWN EXPENSE). BY SIGNING IT YOU WILL BE WAIVING YOUR KNOWN AND UNKNOWN CLAIMS. AFTER YOUR EMPLOYMENT ENDS, YOU MUST SIGN THIS RE-EXECUTION AGREEMENT TO RECEIVE THE SPECIAL PAYMENTS OR BENEFITS THAT ARE ONLY PAYABLE IF YOU SIGN THIS RE-EXECUTION AGREEMENT.

●
YOU WILL HAVE TWENTY-ONE (21) DAYS FROM YOUR TERMINATION DATE TO SIGN THIS RE-EXECUTION AGREEMENT, AND SEVEN (7) DAYS TO REVOKE IT. YOU MUST RETURN YOUR RE-EXECUTED AGREEMENT TO AMGEN INC., ONE AMGEN CENTER DRIVE, MAIL STOP 28-2-B, THOUSAND OAKS, CALIFORNIA 91320-1799 SO THAT IT IS RECEIVED WITHIN FIVE (5) BUSINESS DAYS OF THE DATE ON WHICH YOU SIGN IT. IF EMPLOYEE TIMELY EXECUTES THIS RE-EXECUTION AGREEMENT AND RETURNS IT TO ELG ACCESS, AND DOES NOT REVOKE SUCH EXECUTION WITHIN SEVEN DAYS, THEN THIS RE-EXECUTION AGREEMENT WILL BECOME EFFECTIVE ON THE EIGHTH DAY AFTER EMPLOYEE HAS EXECUTED THIS RE-EXECUTION AGREEMENT (“RE-EXECUTION EFFECTIVE DATE”).

●
YOU MAY REVOKE THIS RE-EXECUTION AGREEMENT. YOU MUST DELIVER YOUR WRITTEN NOTICE OF REVOCATION TO ELG ACCESS BEFORE SEVEN (7) 24-HOUR PERIODS EXPIRE FROM YOUR RE-EXECUTION. IF YOU REVOKE YOUR RE-EXECUTION, THE ORIGINAL AGREEMENT WILL REMAIN IN EFFECT AND YOU WILL NOT RECEIVE THE PAYMENTS OR BENEFITS THAT ONLY ARE PAYABLE IF YOU SIGN THIS RE-EXECUTION AGREEMENT.

Executed after my last day of employment on this ____day of _____ 2014.

______________________________	______________________________
Employee’s Signature	Employee’s Staff ID Number

______________________________	______________________________
Employee’s Name (Print or Type)	Date (no earlier than the day following your
Termination Date)